                                                            Exhibit 99.d(ii)(FF)

                               SECOND AMENDMENT TO
                            AMERICAN ADVANTAGE FUNDS
                         INVESTMENT ADVISORY AGREEMENT


         This Amendment to the Investment Advisory Agreement ("Amendment") is effective as of August 27, 2004 by and between AMR Investment Services, Inc., a Delaware corporation ("AMRIS"), and The Boston Company Asset Management, LLC (the "Investment Manager"), a registered investment adviser under the Investment Advisers Act of 1940, as amended.

         Whereas, AMRIS and the Investment Manager entered into an Investment Advisory Agreement dated July 31, 2000, as subsequently amended on January 1, 2003 (the "Agreement"), and they desire to further amend this Agreement as provided herein;

         Now therefore, in consideration of the mutual covenants and promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Amendment.

            a. Section 3 of the Agreement is hereby deleted and replaced with the following:

               "3. COMPENSATION OF THE ADVISER. For the services to be rendered by the Adviser as provided in Sections 1 and 2 of this Agreement, the Manager shall pay to the Adviser compensation at the rate specified in Schedule A attached hereto and made a part of this Agreement. Such compensation shall be paid to the Adviser quarterly in arrears, and shall be calculated by applying the annual percentage rate(s) as specified in the attached Schedule A to the average daily assets of the specified portfolios during the relevant quarter. Solely for the purpose of calculating the applicable annual percentage rates specified in the attached Schedule(s), there shall be included such other assets as are specified in said Schedule(s).

               The Adviser agrees: (1) that the fee schedule in basis points for managing Emerging Markets assets of the Trust or any of its affiliates and the employee benefit plans of AMR Corporation and its subsidiaries (collectively, the "AMR Emerging Markets Assets") will not exceed the fee schedule in basis points charged by the Adviser to any subsequent Emerging Markets client of the same or lesser size; and (2) that the actual annual dollar fee paid by any subsequent Emerging Markets client of the same or larger size will not be less than the actual annual dollar fee for managing the AMR Emerging Markets Assets. In the event that the fee for managing the AMR Emerging Markets Assets exceeds the fee charged to a client described in (1) or (2) above, the fee charged for managing the AMR Emerging Markets assets shall automatically be reduced to match the fee charged to such other client from the time such fee is charged to such other client. The foregoing shall not pertain to clients for whom the Adviser has a performance-based fee arrangement.

               The Adviser agrees: (1) that the fee schedule in basis points for managing Concentrated EAFE Value assets of the Trust or any of its affiliates and the employee benefit plans of AMR Corporation and its subsidiaries (collectively, the "AMR Concentrated EAFE Value Assets") will not exceed the fee schedule in basis points charged by the Adviser to any subsequent Concentrated EAFE Value client of the same or lesser size; and (2) that the actual annual dollar fee paid by any subsequent Concentrated EAFE Value client of the same or larger size will not be less than the actual annual dollar fee for managing the AMR Concentrated EAFE Value Assets. In the event that the fee for managing the AMR Concentrated EAFE Value Assets exceeds the fee charged to an account described in (1) or (2) above, the fee charged for managing the AMR Concentrated EAFE Value Assets shall automatically be reduced to match the fee charged to such other client from the time such fee is charged to such other client. The foregoing shall not pertain to clients for whom the Adviser has a performance-based fee arrangement.

                  The Adviser agrees: (1) that the fee schedule in basis points for managing Small Cap Value assets of the Trust or any of its affiliates and the employee benefit plans of AMR Corporation and its subsidiaries (collectively, the "AMR Small Cap Value Assets") will not exceed the fee schedule in basis points charged by the Adviser to any subsequent Small Cap Value client of the same or lesser size; and (2) that the actual annual dollar fee paid by any subsequent Small Cap Value client of the same or larger size will not be less than the actual annual dollar fee for managing the AMR Small Cap Value Assets. In the event that the fee for managing the AMR Small Cap Value Assets exceeds the fee charged to an account described in (1) or (2) above, the fee charged for managing the AMR Small Cap Value Assets shall automatically be reduced to match the fee charged to such other client from the time such fee is charged to such other client. The foregoing shall not pertain to clients for whom the Adviser has a performance-based fee arrangement."

            b. Schedule A of the Agreement is hereby amended and replaced with Schedule A, dated as of August 27, 2004 (attached hereto).

         2. Ratification and Confirmation of Agreement. Except as specifically set forth herein, the Agreement is hereby ratified and confirmed in all respects and shall remain in full force and effect.

         3. Counterparts. This amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to be effective as of the 27th day of August, 2004.

THE BOSTON COMPANY ASSET                         AMR INVESTMENT SERVICES, INC.
MANAGEMENT, LLC

By:                                          By:
     ---------------------------                  ------------------------------
         Name:                                            William F. Quinn
         Title:                                           President

Address:                                         Address:
One Boston Place                                 4151 Amon Carter Blvd., MD 2450
Boston, MA  02108                                Ft. Worth, TX  76155
Attn: Jennifer Cassedy                           Attn: William F. Quinn
Fax:  (617) 722-3928                             Fax:  (817) 963-3902

                                   Schedule A
                                     to the
                            American AAdvantage Funds
                          Investment Advisory Agreement
                                     between
                          AMR Investment Services, Inc.
                                       and
                    The Boston Company Asset Management, LLC

         AMR Investment Services, Inc. shall pay compensation to The Boston Company Asset Management, LLC pursuant to section 3 of the Investment Advisory Agreement for rendering investment management services in accordance with the following annual percentage rates:

         >> With respect to the Emerging Markets Portfolio:

                  0.80% on the first $50 million in assets
                  0.70% on assets above $50 million

         >> With respect to the International Equity Portfolio:

                  0.50% on the first $100 million in assets
                  0.30% on the next $100 million in assets
                  0.25% on the next $100 million in assets
                  0.20% assets above $300 million

         >> With respect to the Small Cap Value Portfolio:

                  0.50% on the first $100 million in assets
                  0.45% on the next $150 million in assets
                  0.40% on assets above $250 million

         To the extent that a Portfolio invests all of its investable assets (i.e., securities and cash) in another investment company, however, no portion of the advisory fee attributable to the Portfolio as specified above shall be paid for the period that the Portfolio's assets are so invested.

         In calculating the amount of assets under management solely for the purpose of determining the applicable percentage rate, there shall be included all other assets with the same investment strategies managed by the Investment Manager on behalf of the employee benefit plans of AMR Corporation and its subsidiaries and affiliates.

         If the management of the accounts commences or terminates at any time other than the beginning or end of a calendar quarter, the fee shall be prorated based on the portion of such calendar quarter during which the Agreement was in force.

Dated:  as of August 27, 2004